Exhibit (g)(6)

AB ACTIVE ETFs, INC.

66 Hudson Boulevard East

New York, NY 10001

November 11, 2024

STATE STREET BANK AND TRUST COMPANY

John Adams Building

1776 Heritage Drive

North Quincy, Massachusetts 02171

Attention: Steve Bagley

Telephone: 617-537-3333

Re: AB ACTIVE ETFs, INC. (the “Fund’)

Ladies and Gentlemen:

Please be advised that the Fund has established new portfolio series known as AB International Buffer ETF and AB Moderate Buffer ETF (the “Portfolios”).

In accordance with Section 29.15.2 of the Custody Agreement dated as of July 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and between the Fund, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement, and that Appendix A to the Agreement be hereby amended and restated as set forth on Exhibit A attached hereto.

In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

By:	/s/ Stephen Woetzel
Name:	Stephen Woetzel
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Murphy
Name:	Kevin Murphy
Title:	, Duly Authorized
Effective Date: November 11, 2024

Appendix A

ETF Clients

Fund Name	Jurisdiction of Formation

AB Active ETFs, Inc.
AB Ultra Short Income ETF	Maryland
AB Tax-Aware Short Duration Municipal ETF	Maryland
AB Disruptors ETF	Maryland
AB US High Dividend ETF	Maryland
AB US Low Volatility Equity ETF	Maryland
AB High Yield ETF	Maryland
AB US Large Cap Strategic Equities ETF	Maryland
AB Conservative Buffer ETF	Maryland
AB Core Plus Bond ETF	Maryland
AB Corporate Bond ETF	Maryland
AB Tax-Aware Intermediate Municipal ETF	Maryland
AB Tax-Aware Long Municipal ETF	Maryland
AB Short Duration Income ETF	Maryland
AB Short Duration High Yield ETF	Maryland
AB International Low Volatility Equity ETF	Maryland
AB International Buffer ETF	Maryland
AB Moderate Buffer ETF	Maryland